As filed with the Securities and Exchange Commission on April 1, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OREXIGEN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	65-1178822
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification Number)

3344 N. Torrey Pines Ct., Suite 200

La Jolla, California 92037

(858) 875-8600

(Address, including zip code, of Registrant’s principal executive offices)

OREXIGEN THERAPEUTICS, INC. 2007 EQUITY INCENTIVE AWARD PLAN

(Full Title of the Plan)

Michael A. Narachi

President and Chief Executive Officer

Orexigen Therapeutics, Inc.

3344 N. Torrey Pines Ct., Suite 200

La Jolla, California 92037

(858) 875-8600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Charles K. Ruck, Esq. Cheston J. Larson, Esq. Latham & Watkins LLP 12670 High Bluff Drive San Diego, California 92130 (858) 523-5400	Heather D. Turner, Esq. Senior Vice President, General Counsel and Secretary Orexigen Therapeutics, Inc. 3344 N. Torrey Pines Ct., Suite 200 La Jolla, California 92037 (858) 875-8600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1) (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Amount of Aggregate Offering Price (3)	Amount of Registration Fee

Common Stock, $0.001 par value	6,000,000	$6.36	$38,160,000.00	$4,915.01

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of common stock, $0.001 par value per share (the “Common Stock”), that become issuable under the 2007 Equity Incentive Award Plan of Orexigen Therapeutics, Inc., as amended (the “Award Plan”), by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of Common Stock.
(2)	Represents 6,000,000 additional shares of Common Stock available for issuance under the Award Plan.
(3)	This estimate is made pursuant to Rule 457(h) solely for purposes of calculating the registration fee, and is based on the average of the high and low prices for the Common Stock as reported on the Nasdaq Global Market on March 28, 2014.

REGISTRATION OF ADDITIONAL SECURITIES

Orexigen Therapeutics, Inc. (the “Company,” “we,” “us,” or “our”) has prepared this registration statement (this “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register 6,000,000 additional shares of its common stock, par value $0.001 per share (the “Common Stock”), issuable pursuant to the Orexigen Therapeutics, Inc. 2007 Equity Incentive Award Plan, as amended (the “Award Plan”).

42,500,000 shares of Common Stock available for issuance under the Award Plan were previously registered on Registration Statements on Form S-8 (File Nos. 333-142405, 333-165442 and 333-175071) filed with the Securities and Exchange Commission (the “SEC”) on April 26, 2007, March 12, 2010 and June 22, 2011, respectively (the “Existing Registration Statements”).

In accordance with General Instruction E to Form S-8, the contents of the Existing Registration Statements are hereby incorporated by reference.

Item 3.	Incorporation of Documents by Reference.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Registration Statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this Registration Statement the following documents previously filed with the SEC:

(a)	our Annual Report on Form 10-K for the year ended December 31, 2013, which was filed on March 13, 2014;

(b)	our Current Reports on Form 8-K filed on January 7, 2014, February 11, 2014 and February 25, 2014; and

(c)	the description of our Common Stock contained in our Registration Statement on Form 8-A, filed on April 18, 2007, including any amendments or reports filed for the purpose of updating the description.

In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

These documents may also be accessed on our website at www.orexigen.com. Except as otherwise specifically incorporated by reference in this Registration Statement, information contained in, or accessible through, our website is not a part of this Registration Statement.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents, by writing or telephoning us at the following address:

Orexigen Therapeutics, Inc.

3344 N. Torrey Pines Ct., Suite 200

La Jolla, California 92037

Attention: Corporate Secretary

(858) 875-8600

Item 8. Exhibits.

The following is a list of the exhibits filed as part of this Registration Statement, which are incorporated herein:

Exhibit Number	Document

3.1(1)	Amended and Restated Certificate of Incorporation of the Registrant

3.2(2)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant

3.3(1)	Amended and Restated Bylaws of the Registrant

4.1(1)	Form of Common Stock Certificate

5.1	Opinion of Latham & Watkins LLP

10.1	Orexigen Therapeutics, Inc. 2007 Equity Incentive Plan, as amended

23.1	Consent of Ernst & Young LLP

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page hereto)

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on December 19, 2006, as amended (File No. 333-139496).
(2)	Incorporated by reference to the Registrant’s Registration Statement on Form S-8, filed with the Securities and Exchange Commission on June 22, 2011 (File No. 333- 175071).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on April 1, 2014.

OREXIGEN THERAPEUTICS, INC.

By:	/s/ Michael A. Narachi
Michael A. Narachi
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael A. Narachi, Joseph P. Hagan and Heather D. Turner, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael A. Narachi Michael A. Narachi	President, Chief Executive Officer and Director (Principal Executive Officer)	April 1, 2014

/s/ Joseph P. Hagan Joseph P. Hagan	Chief Business Officer (Principal Financial and Accounting Officer)	April 1, 2014

/s/ Eckard Weber, M.D. Eckard Weber, M.D.	Chairman of the Board of Directors	April 1, 2014

/s/ Louis C. Bock Louis C. Bock	Director	April 1, 2014

/s/ Wendy L. Dixon, Ph.D. Wendy L. Dixon, Ph.D.	Director	April 1, 2014

/s/ Brian H. Dovey Brian H. Dovey	Director	April 1, 2014

/s/ David J. Endicott David J. Endicott	Director	April 1, 2014

/s/ Peter K. Honig, M.D. Peter K. Honig, M.D.	Director	April 1, 2014

/s/ Patrick Mahaffy Patrick Mahaffy	Director	April 1, 2014

/s/ Lota S. Zoth Lota S. Zoth	Director	April 1, 2014

EXHIBIT INDEX

Exhibit Number	Document

3.1(1)	Amended and Restated Certificate of Incorporation of the Registrant

3.2(2)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant

3.3(1)	Amended and Restated Bylaws of the Registrant

4.1(1)	Form of Common Stock Certificate

5.1	Opinion of Latham & Watkins LLP

10.1	Orexigen Therapeutics, Inc. 2007 Equity Incentive Plan, as amended

23.1	Consent of Ernst & Young LLP

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page hereto)

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on December 19, 2006, as amended (File No. 333-139496).
(2)	Incorporated by reference to the Registrant’s Registration Statement on Form S-8, filed with the Securities and Exchange Commission on June 22, 2011 (File No. 333- 175071).